SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

3000 Marcus Avenue

Suite 3W4

New Hyde Park, NY

11042

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

516-488-5400

Commission File Number: 000-33065

_______________________________________                                      _____________________

 (Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce that our joint venture partner has submitted permits for a ten hole drill program consisting of ten reverse circulation drill holes (of which an initial four holes will be drilled), averaging 800 feet deep to test the most significant anomalies. Approval for these permits is expected shortly.  Barring any unforeseen issues, drilling is scheduled to commence within 30 days.

Bradley Rudman, our president stated, “This is a very exciting time for GPTC and GPTC’s shareholders.  We should be drilling on this highly prospective gold target within the next few weeks during a period of multi-year highs on gold.   GPTC is primarily focused on the Lucky Boy Uranium Prospect, but these new encouraging initial results from the Gold View Prospect and the pending drill program should enable GPTC to have two separate large potential projects developing simultaneously.  We look forward to commencing a drill program on both of these exciting projects shortly.”

According to the Minterra Resources Corp., our joint venture partner on the Gold View Prospect, the geochemical survey has identified gold anomalies in association with major structural intersections identified in the geophysical survey on the Gold View Property in the Cortez Trend of Nevada. The Gold View Property is located in the Cortez trend of Nevada, approximately 3 miles east of the Tonkin Springs deposits (650,000 ounces of gold), and consists of approximately 1,450 acres (587 hectares) containing 76 unpatented lode claims.

As reported by our joint venture partner, in their press release on July 17, 2005, “In an April 10, 2005, report entitled "Gold View property - gravity survey and GIS database," James L. Wright, MSc, geophysicist, concluded that along the property's southwestern block there is a wedge shaped pediment that demonstrates a width of 750 metres to 250 metres from south to north over a length of at least 2.2 kilometres which represents a considerable area available for exploration. Of particular note are two areas of structural intersections indicated along the basin bounding fault within the pediment. Mr. Wright considered the northern structural intersection the most significant as it represents the intersection of major north-northwest and east-northeast bearing structures. Mr. Wright reports that "the north-northwest bearing structure can be clearly demonstrated to extend to the south directly to the Afgan Kobeh gold deposit, and parallels other structures related to gold mineralization at the Gold bar deposits to the southeast." Soil geochemistry has identified gold geochemical anomalies in soils at, and in the immediate vicinity of, this northern structural intersection. Mr. Wright considered that "both these structural intersections are attractive exploration targets and could well have provided structural traps for gold-bearing fluids."”

Our joint venture partner has an option to acquire a 50% interest in the Gold View Property from us, by incurring exploration expenditures totaling CDN $1-million over a three-year period (CDN $125,000 in 2005).

We have been notified by Ashworth Explorations Ltd., that the initial phase of sampling has been completed on the Lucky Boy Uranium Prospect in Arizona.  These samples have been shipped to the SGS laboratories in Toronto for analysis.

We hold under an option agreement the right to acquire 100% interest in the Lucky Boy Uranium Project in Arizona, subject to Rodinia Minerals Inc.’s option to acquire as much as 40% interest subject to certain terms and conditions. Uranium has been mined from the Lucky Boy Project in the past. The Lucky Boy Project was one of the first producing uranium mines in the state of Arizona.

To receive timely updates and information on any future developments as they occur please email us at info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Bradley Rudman

__________________________________

Bradley Rudman

President, Chief Financial Officer & Director

Date:         August 16, 2005